UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 21, 2012

GEORGIA-CAROLINA BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-22981	58-2326075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 Wheeler Road, Augusta, Georgia	30909
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(706)-731-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                 Submission of Matters to a Vote of Security Holders.

On May 21, 2012, Georgia-Carolina Bancshares, Inc., a Georgia corporation (the “Company”), held its annual meeting of stockholders.  The Company solicited proxies for the meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Management’s nominees for election to the Company’s board of directors as listed in the Company’s proxy statement were elected for three-year terms, with the results of the voting as follows:

Nominee	Term Expires (at annual meeting of stockholders)	Votes For	Votes Withheld	Broker Non-Votes

Patrick G. Blanchard	2015	1,899,331	90,396	765,865
David W. Joesbury, Sr.	2015	1,955,275	34,452	765,865
A. Montague Miller	2015	1,967,090	22,637	765,865
Robert N. Wilson, Jr.	2015	1,974,154	15,573	765,865
Bennye M. Young	2015	1,959,440	30,287	765,865

As indicated in the above table, Patrick G. Blanchard, David W. Joesbury, Sr., A. Montague Miller, Robert N. Wilson, Jr. and Bennye M. Young were elected as Class III directors for terms expiring at the Company’s 2015 annual meeting of stockholders.  The terms of the following Class I directors will continue until the 2013 annual meeting of stockholders:  Remer Y. Brinson, III, Phillip G. Farr, Samuel A. Fowler, Jr., Arthur J. (Sonny) Gay, Jr. and William D. McKnight.  The terms of the following Class II directors will continue until the 2014 annual meeting of stockholders:  Mac A. Bowman, George H. Inman, John W. Lee and James L. Lemley.

The stockholders of the Company also voted in favor of management’s proposal to ratify the appointment of Crowe Horwath LLP who has been selected to serve as the Company’s independent registered public accounting firm for the 2012 fiscal year.  The results of the voting were as follows:

Description	Votes For	Votes Against	Abstain	Non-Votes

Ratification of Auditors	2,557,639	197,781	172	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA-CAROLINA BANCSHARES, INC.

Dated: May 22, 2012	By:	/s/ Remer Y. Brinson, III
Name: Remer Y. Brinson, III
Title: President and Chief Executive Officer